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                                                                   Exhibit 10(a)



                                  PLAN DOCUMENT

                        THE KEY EMPLOYEES INCENTIVE PLAN

                             OF THE PITTSTON COMPANY

                   (Including Amendments Adopted on 03/14/97)




                                                            THE PITTSTON COMPANY

                                                                           03/97





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                              THE PITTSTON COMPANY

                          Key Employees Incentive Plan


1. Purpose. The Key Employees Incentive Plan (the "Plan") of The Pittston Company (the "Company") represents a continuation and formalization of the Company's compensation policies and practices generally observed by it in the past. The purpose of the Plan is to provide greater incentives for certain key management, professional and technical employees, including certain officers, whose performance in fulfilling the responsibilities of their positions can significantly affect the profitable growth of the Company or its operating units. The Plan provides an opportunity to earn additional compensation in the form of cash incentive payments based on the employee's individual performance and on the results achieved by the Company (or appropriate Operating Group), and by the operating or staff unit for which the employee performs services.

2. Administration. The Plan shall be administered by the Chief Executive Officer of the Company, subject to the provisions of the Plan, and subject to overall policy and administrative guidelines as the Compensation and Benefits Committee (the "Committee") of the Company's Board of Directors and the Board shall adopt annually as respects each Plan year.

3. Eligibility for Participation. Each year the Chief Executive Officer, upon advice from appropriate levels of management, shall select the key managerial, professional or technical employees of the Company or any of its subsidiaries who are to be eligible for participation in the Plan during that year. Prior to March 1st (or such later date as the Chairman of the Committee shall approve) of each year the Chief Executive Officer shall submit to the Committee for its review and approval a list of employees proposed for participation in the Plan for such year, together with relevant information as to the identity and qualifications of such proposed participants. From time to time thereafter the Chief Executive Officer may






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        during such year propose any other employee or employees for participation in the Plan for such year, subject to review and approval by the Committee.

        The selection of an employee for participation in any year shall not constitute entitlement either to an incentive payment under the Plan for that year nor to selection for participation in any subsequent calendar year. Unless otherwise determined by the Committee in its sole discretion, an employee shall not be eligible for any incentive payment with respect to a particular year if he or she ceases to be an employee prior to the end of such year. Directors of the Company who are not officers of the Company or any of its subsidiaries shall not be eligible for participation in the Plan.

4. Determination of Target Incentives. At the time of the initial selection for participation in the Plan for a particular year, the Chief Executive Officer shall determine a target incentive or a target incentive range for that employee with respect to that year. Such incentive or range (which shall give effect to limitations prescribed pursuant to the last paragraph of Section 5 below) shall be indicative of the incentive payment which the employee might expect to receive on the basis of strong performance by such employee, by the Company (or Operating Group) and by such employee's operating or staff unit. As promptly as practicable thereafter, the Chief Executive Officer shall submit to the Committee for its review and approval (i) a general description of the performance standards and objectives which formed the basis for such target incentive range and the weighing of those standards and objectives in relation to individual performance, and (ii) an estimate of the aggregate amount that might be payable for that year under the Plan. In so far as practicable, such review by the Chief Executive Officer with the Committee shall take place at the time when the list of proposed participants in the Plan is initially submitted as provided in
        Section 3 above. Thereafter, the Chief Executive Officer shall keep the Committee advised with respect to any material changes, upward or downward, in such estimate.







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5.      Cash Incentive Payments; Limitations. Promptly after the end of each year, the performance of each employee selected for participation in the Plan for that year, as well as the performance of the Company (or appropriate Operating Group) and the employee's operating or staff unit, shall be evaluated in accordance with the overall policy and administrative guidelines adopted pursuant to Section 2 above. The Chief Executive Officer shall, on the basis of such evaluation, determine whether a cash incentive payment shall be made to such employee for that year, and, if so, the amount of such payment, subject to review and consultation with the Committee. The Committee shall review and approve (which approval may in the Committee's sole discretion be made subject to the further approval of the Board of Directors) the Chief Executive Officer's determinations with respect to Incentive Payments, for senior executive officers, and with respect to the aggregate amount, if any, of all cash incentive payments to be made for such year, and shall submit its recommendations to the Board of Directors. The Committee shall also be responsible for recommending to the Board of Directors any incentive payment with respect to the Chief Executive Officer and any other officers who are also directors of the Company. The Board shall approve any such payments, as well as the aggregate amount, if any, of all other incentive payments for such year. The Chief Executive Officer shall, if necessary, adjust the amount of individual payments in conformity with the actions taken by the Board of Directors. Each such payment shall be made as soon as practicable after such Board approval unless otherwise determined by the Board in its sole discretion with respect to any one or more participants.

        The Board may from time to time establish for any year criteria (whether based on pre-tax income, return on investment or a percentage of salary or on other factors) by which the aggregate amount of all incentive awards or the amount of individual awards for such year shall be limited. In no event, however, shall any award for any year to any participant in the Plan exceed an amount equal to such participant's base salary (i.e., regular salary exclusive of any bonuses, commissions, amounts credited or paid under any benefit plan of the Company or any of its subsidiaries, and








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        such other compensation as may from time to time
        be excluded by the Board for purposes hereof) for such year.

6. Non-Assignability, etc. No employee, no person claiming through such employee, nor any other person shall have any right or interest under the Plan, or in its continuance, or in the payment of any amount under the Plan, unless or until all the provisions of the Plan, the rules adopted thereunder, and any restrictions and limitations on the payment itself have been fully complied with. No rights under the Plan, contingent or otherwise, shall be transferable, assignable or subject to any pledge or encumbrance of any nature, nor shall the Company or any of its subsidiaries be obligated, except as otherwise required by law, to recognize or give effect to any such transfer, assignment, pledge or encumbrance.

7. General Provisions. The benefits provided for employees under the Plan shall be in addition to, and in no way preclude other forms of compensation to or in respect of such employee. However, the selection of an employee for participation in the Plan shall not give such employee any right to be retained in the employ of the Company or any of its subsidiaries, either for any part of the year for which he or she may have been selected to participate in the Plan, or for any subsequent period.

        The right of the Company and of each such subsidiary to dismiss or discharge any such employee at any time is specifically reserved.

        All payments pursuant to the Plan shall be subject to withholding in respect of income and other taxes required by law to be withheld.

8. Amendment or Termination. The Board of Directors may from time to time amend any of the provisions of the Plan other than the last sentence of
        Section 5 above, or may at any time terminate the Plan, but no amendment or termination shall






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        serve to cancel any incentive payment for any year which has been approved by the Board. All actions taken in conformity with the Plan shall be final, conclusive and binding on all parties, including employees participating in the Plan.

        All actions of the Board of Directors under the Plan shall be taken at a meeting thereof, a quorum being present, by a majority of the Directors who are not officers or employees of the Company or any of its subsidiaries.



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